Exhibit 4.03

THIS SECURITY IS A GLOBAL SECURITY AS REFERRED TO IN THE INDENTURE HEREINAFTER REFERENCED. UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR THE INDIVIDUAL SECURITIES REPRESENTED HEREBY, THIS GLOBAL SECURITY MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (55 WATER STREET, NEW YORK, NEW YORK) TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY AND ANY PAYMENT IS MADE TO CEDE & CO., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

REGISTERED                                                                                       PRINCIPAL AMOUNT
NO. FLR-__                                                                                       $_____________

CUSIP No.:_________

                                             QUESTAR PIPELINE COMPANY
                                            MEDIUM-TERM NOTE, SERIES B
                                                  (Floating Rate)

Original Issue Date:                                    Minimum Rate:
Stated Maturity:                                        Maximum Rate:
Interest Payment Date(s):                               Interest Reset Dates:
Regular Record Date(s):                                 Interest Reset Period:
Base Rate(s):                                           Interest Determination Date:
Default Rate:                                           Sinking Fund/Repayment Provision:
Index Maturity:                                         Optional Repayment Date:
Initial Interest Rate:                                  Optional Redemption: see below
Spread:                                                 Redemption Percentage: see below
Spread Multiplier:                                      Annual Redemption Percentage: see below
Interest Category:                                      Redemption Commencement Date: see below

Authorized Determination:                               Redemption Date: see below
Specified Currency:                                     Redemption Price: see below
Calculation Agent:
Exchange Rate Agent:
Other Provisions:

                  The Redemption Price (if applicable) shall initially be the Redemption Percentage of the principal amount of this Note to be redeemed and shall decline (but not below par) at each anniversary of the Redemption Commencement Date by the Annual Redemption Percentage of the principal amount to be redeemed until the Redemption Price is 100% of such principal amount. "N/A" as used herein means "Not Applicable". "A/S" as used herein means "As stated in this Note".

                  QUESTAR PIPELINE COMPANY, a corporation duly organized and existing under the laws of the State of Utah (herein called the "Company", which term includes any successor corporation under the Indenture hereinafter referred to), for value received, hereby promises to pay to CEDE & CO., or registered assigns, the principal sum of _________________________________________ DOLLARS ($______________) at
Stated Maturity as specified above (except to the extent redeemed or repaid prior to the Stated Maturity), and to pay interest thereon from the Original Issue Date specified above or from the most recent Interest Payment Date (subject to the provisions below) to which interest has been paid or duly provided for, periodically on each Interest Payment Date, commencing with the first such Interest Payment Date next succeeding the Original Issue Date specified above, and at Stated Maturity (the date on each such Stated Maturity, Redemption Date, and Optional Repayment Date and the date on which principal or an installment of principal is due and payable by declaration of acceleration pursuant to the Indenture being referred to hereinafter as a "Maturity" with respect to principal payable on such date), at the Interest to be determined in accordance with the provisions below, depending on the Base Rate(s) shown above (the "Floating Interest Rate"), until the principal hereof is paid or made available for payment; provided, that if such Original Issue Date is after a Regular Record Date and before the Interest Payment Date immediately following such Regular Record Date, interest payments will commence on the second Interest Payment Date following the Original Issue Date. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date (except at Maturity) will, as provided in the Indenture, be paid to the Person in whose name this Note (or one or more Notes which are Predecessor Securities) is registered at the close of business on the Regular Record Date next preceding such Interest Payment Date. Any such interest which is payable, but not so punctually paid or duly provided for on any Interest Payment Date, will forthwith cease to be payable to the Holder on such Regular Record Date and may either be paid to the Person in whose name this Note (or one or more Notes which are Predecessor Securities) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof shall be given to the Holder of this Note not less than 10 days prior to such Special Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Notes of this series may be listed, upon such notice as may be required by such exchange, all as more fully provided in the Indenture. Reference herein to "this Note", "hereof", "herein" and comparable terms shall include an Addendum hereto if an Addendum is specified above.

                  Any provision contained herein with respect to the calculation of the rate of interest applicable to this Note, its payment dates or any other matter relating hereto may be modified as specified in an Addendum relating hereto if so specified above.

                  This Note is one of a duly authorized series of debt securities of the Company (herein called the "Securities"), and the series thereof to which this Note belongs, being issued and to be issued under an Indenture, dated as of August 17, 1998 (herein called the "Indenture"), between the Company and Wells Fargo Bank Northwest, National Association (f/k/a First Security Bank, N.A.) (herein called the "Trustee", which term includes any successor trustee under the Indenture), and reference is hereby made to the Indenture and all indentures supplemental thereto for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and the Holders of the Notes and of the terms upon which the Notes are, and are to be, authenticated and delivered. This Note is one of the series of Securities designated as "Medium-Term Notes, Series B." The Notes may be issued from time to time at varying maturities, interest rates and other terms and in an aggregate principal amount up to $250,000,000, which amount may be increased if duly authorized by the Company.

                  If this Note is a definitive Note, payments of the principal, premium, if any, and interest payable at Maturity on this Note will be made in immediately available funds at the Corporate Trust Office of the Trustee in Salt Lake City, Utah or at such other place as the Company may designate, provided that this Note is presented to the Trustee in time for the Trustee to make such payments in such funds in accordance with its normal procedures. Interest (other than interest payable at Maturity) will be paid by check mailed to the address of the Person entitled thereto as it appears in the Security Register as of the Regular Record Date or, at the option of the Company, by wire transfer to an account maintained by such Person with a bank located within the United States; provided, however, that the Holder of this Note may be entitled to receive payments of principal, premium, if any, and interest by wire transfer to an account maintained by such Holder with a bank located in the United States if an appropriate written request has been received by the Trustee prior to the Regular Record Date in respect of any interest payment, or the date which is fifteen days before the Stated Maturity of the Note, as the case may be.

                  If this Note is a Global Security representing Book-Entry Securities, payments of the principal of, premium, if any, and interest on the Note will be made by check or by wire transfer to an account maintained by the Depositary for such purpose.

                  This Note will be redeemable as a whole or in part, at the option of the Company at any time, at a Redemption Price equal to the greater of (i) 100% of its principal amount and (ii) the sum of the present values of the remaining scheduled payments of principal and interest thereon discounted to the Redemption Date on a semiannual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus [15] basis points, plus in each case accrued and unpaid interest thereon to the date of redemption.

                  "Treasury Rate" means, with respect to any Redemption Date, the rate per annum equal to the semiannual equivalent yield to maturity or interpolated (on a day count basis) of the Comparable Treasury Issue, assuming a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such Redemption Date.

                  "Comparable Treasury Issue" means the United States Treasury security or securities selected by an Independent Investment Banker as having a maturity or interpolated (on a day count basis) comparable to the remaining term of this Note that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of a comparable maturity to the remaining term of this Note. "Independent Investment Banker" means one of the Reference Treasury Dealers appointed by the Trustee after consultation with the Company.

                  "Comparable Treasury Price" means, with respect to any Redemption Date, (i) the average of the Reference Treasury Dealer
Quotations for such Redemption Date, after excluding the highest and lowest such Reference Treasury Dealer Quotations, or (ii) if the Trustee obtains fewer than four such Reference Treasury

Dealer Quotations, the average of all such quotations. "Reference Treasury Dealer Quotations" means, with respect to each Reference Treasury Dealer and any redemption date, the average, as determined by the Trustee, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Trustee by such Reference Treasury Dealer at 3:30 p.m. New York time on the third business day preceding such Redemption Date.

                  "Reference Treasury Dealer" means each of Merrill Lynch, Pierce, Fenner & Smith Incorporated, Banc of America Securities LLC, Banc One Capital Markets, Inc. and U.S. Bancorp Piper Jaffray and their respective successors; provided, however, that if any of the foregoing or their affiliates shall cease to be a primary U.S. Government securities dealer in The City of New York (a "Primary Treasury Dealer"), the Company shall substitute therefor another Primary Treasury Dealer.

                  Notice of any redemption will be mailed at least 30 days but not more than 60 days before the Redemption Date to the Holder of this Note.

                  Unless the Company defaults in payment of the Redemption Price, on and after the Redemption Date interest will cease to accrue on this Note or portions thereof called for redemption.

                  In the event of redemption of this Note in part only, a new Note for the unredeemed portion hereof will be issued in the name of the Holder hereof upon the cancellation hereof.

                  If so provided on the first page of this Note, this Note will be subject to repayment at the option of the Holder hereof on the Optional Repayment Date, if any, indicated on the first page hereof. If no Optional Repayment Date is set forth on the first page hereof, this Note will not be repayable at the option of the Holder prior to Stated Maturity. On any Optional Repayment Date, this Note will be repayable in whole or in part in increments of $1,000 at the option of the Holder hereof at a price equal to 100% of the principal amount to be repaid, together with interest thereon payable to the Optional Repayment Date, on notice in the form entitled "Option to Elect Repayment" below, duly completed, given together with this Note by such Holder to the Company not more than 60 nor less than 30 days prior to the Optional Repayment Date. In the event of repayment of this Note in part only, a new Note for the portion hereof not repaid will be issued in the name of the Holder hereof upon the surrender hereof. Exercise of such repayment option by the Holder shall be irrevocable.

                  The "Floating Interest Rate" on this Note will be calculated by reference to the Base Rate(s), as specified on the first page hereof, (a) plus or minus the Spread, if any, and/or (b) multiplied by the Spread Multiplier, if any. The Base Rate may be one or more of: (a) the Commercial Paper Rate, (b) the Federal Funds Rate, (c) LIBOR, (d) the Prime Rate, (e) the Treasury Rate or (f) such other interest rate formula as is set forth on the first page hereof. The "Index Maturity" is the period to maturity of the instrument or obligation with respect to which the related Base Rate or Rates are calculated. Except as otherwise provided herein, all percentages resulting from any calculation will be rounded out to the nearest one hundred-thousandth of a percentage point (with five one-millionths of a percentage point rounded upward), and all dollar amounts used in or resulting from such calculation will be rounded to the nearest cent (with one-half cent being rounded upward).

                  Notwithstanding the foregoing, if this Note is designated above as having an Addendum attached, the Note shall bear interest in accordance with the terms described in such Addendum.

                  Unless otherwise specified on the first page hereof, the "Regular Record Date" with respect to this Note shall be the fifteenth calendar day immediately preceding the related Interest Payment Date or Dates, whether or not such date shall be a Business Day, and interest will be payable, in the case of Notes which reset daily, each Business Day, in the case of Notes which reset weekly, on Wednesday of each week (with the exception of weekly reset Floating Rate Notes as to which the Treasury Rate is an applicable Base Rate, which will reset Tuesday of each week, except as described below), in the case of Notes which reset monthly, on the third Wednesday of each month, in the case of Notes which reset quarterly, on the third Wednesday of March, June, September and December of each year, in the case of Notes which reset semi-annually, on the third Wednesday of the two months of each year specified on the first page hereof, and in the case of Notes which reset annually, on the third Wednesday of the month specified on the first page hereof (each an "Interest Payment Date"); and, in each case, at Maturity.

                  Payments of Interest with respect to any Interest Payment Date will include interest accrued to but excluding such Interest Payment Date. Accrued interest is calculated by multiplying the face amount of this Note by an accrued interest factor. Such accrued interest factor is computed by adding the interest factor calculated for each day from the later of the Original Issue Date, or from the last date to which interest has been paid or duly provided for, to the date for which accrued interest is being calculated. The interest factor (expressed as a decimal rounded to the nearest one hundred-thousandth of a percentage point) for each such day is computed by dividing the interest rate (expressed as a decimal rounded to the nearest one-hundred-thousandth of a percentage point) applicable to such day by 360, in the case of Commercial Paper Rate Notes, Federal Funds Rate Notes, LIBOR Notes, or Prime Rate Notes or by the actual number of days in the year, in the case of Treasury Rate Notes. The interest factor for Floating Rate Notes for which the interest rate is calculated with reference to two or more Base Rates will be calculated in each period in the same manner as if only the lowest of the applicable Base Rates applied. If any Interest Payment Date for this Note falls on a day that is not a Business Day with respect to this Note, such Interest Payment Date for this Note will be the following day that is a Business Day for this Note, except that, in the case of a LIBOR Note (or a Note for which LIBOR is the applicable Base Rate), if such Business Day is in the next succeeding calendar month, such Interest Payment Date will be the immediately preceding day that is a Business Day for this Note. If the Maturity of this Note falls on a day that is not a Business Day with respect to this Note, the payment of principal, premium, if any, and interest will be made on the next succeeding Business Day, and no interest on such payment shall accrue for the period from and after Maturity. Unless otherwise specified on the first page hereof or in an Addendum hereto, "Business Day" means any day that is not a Saturday or Sunday and that in the Place of Payment is not a day on which banking institutions are authorized or obligated by law or executive order to close, and, with respect to any LIBOR Note, is a London Business Day. "London Business Day" means any day on which dealings in deposits in United States dollars are transacted in the London interbank market.

                  Except as provided on the first page hereof, the rate of interest on this Note will be reset daily, weekly, monthly, quarterly, semi-annually or annually (each an "Interest Reset Date"), as specified on the first page hereof. Except as provided on the first page hereof, if this Note resets daily, the Interest Reset Date will be each Business Day, if this Note resets weekly, the Interest Reset Date will be on Wednesday of each week (with the exception of weekly reset Floating Rate Notes as to which the Treasury Rate is an applicable Base Rate, which will reset on Tuesday of each week, except as described below), if this Note resets monthly, the Interest Reset Date will be the third Wednesday of each month, if this Note resets quarterly, the Interest Reset Date will be the third Wednesday of each March, June, September and December of each year, if this Note resets semi-annually the Interest Reset Date will be the third Wednesday of each of the two months of each year specified on the first page hereof, and if this Note resets annually, the Interest Reset Date will be the third Wednesday of the month of each year as specified on the first page hereof, provided, however, that (a) the interest rate in effect from the Original Issue Date to the first Interest Reset Date will be the Initial Interest Rate (as set forth on the first page hereof), and (b) the interest rate in effect for the ten calendar days immediately prior to Maturity will be the interest rate in effect on the tenth calendar day preceding such Maturity. If any Interest Reset Date would otherwise be a day that is not a Business Day, such Interest Reset Date shall be the next succeeding Business Day (or, in the case of a LIBOR Note or a Note for which LIBOR is an applicable Base Rate, if such Business Day falls in the next calendar month, such Interest Reset Date shall be the last Business Day in the preceding month).

                  The interest rate applicable to each Interest Reset Period commencing on the Interest Reset Date or Dates with respect to such Interest Reset Period will be the rate determined as of the applicable "Interest Determination Date." The Interest Determination Date with respect to the Commercial Paper Rate, the Federal Funds Rate and the Prime Rate will be the second Business Day preceding each Interest Reset Date. The Interest Determination Date with respect to LIBOR will be the second London Business Day preceding each Interest Reset Date. With respect to the Treasury Rate, the Interest Determination Date will be the day in the week in which the Interest Reset Date falls on which day Treasury Bills are normally auctioned (Treasury Bills are normally sold at auction on Monday of each week, unless that day is a legal holiday, in which case the auction is normally held on the following Tuesday, except that such auction may be held on the preceding Friday); provided, however, that if, as a result of a legal holiday, an auction is held on the Friday of the week preceding the Interest Reset Date, the related Interest Determination Date shall be such preceding Friday; and provided, further, that if an auction shall fall on any Interest Reset Date, then the related Interest Reset Date shall instead be the first Business Day immediately following such auction. If the interest rate of this Note is determined with reference to two or more Base Rates, the Interest Determination Date will be the first Business Day which is at least two Business Days prior to such Interest Reset Date on which each Base Rate shall be determinable. Each Base Rate shall be determined and compared on such date, and the applicable interest rate shall take effect on the related Interest Reset Date.

                  The Calculation Agent (which shall be the Trustee unless otherwise specified on the first page hereof and which may be changed by the Company from time to time) shall calculate the Floating Interest Rate on this Note on or before each Calculation Date and, upon request, provide to holders the Floating Interest Rate then in effect and, if different, the interest rate which will become effective as a result of a determination made for the next succeeding Interest Reset Date with respect to this Note. The Calculation Agent's determination of any Floating Interest Rate will be final and binding in the absence of manifest error. Unless otherwise specified on the first page hereof or in an Addendum hereto, the "Calculation Date", where applicable, pertaining to any Interest Determination Date will be the earlier of (i) the tenth calendar day after such Interest Determination Date, or if any such day is not a Business Day, the next succeeding Business Day or (ii) the Business Day immediately preceding the applicable Interest Payment Date or Maturity, as the case may be.

                  Notwithstanding the other provisions herein, the Floating Interest Rate hereon which may accrue during any interest period shall not be greater than the Maximum Interest Rate, if any, or less than the Minimum Interest Rate, if any, shown on the first page hereof and, in addition, the Floating Interest Rate shall in no event be higher than the maximum rate permitted by New York law, as the same may be modified by United States law of general application.

Determination of Commercial Paper Rate.
--------------------------------------

                  The "Commercial Paper Rate" will be determined by the Calculation Agent in accordance with the following provisions:

                  "Commercial Paper Rate" means, with respect to any Interest Determination Date relating to a Commercial Paper Rate Note or to any Note for which the Commercial Paper Rate is one of the Base Rates (a "Commercial Paper Rate Interest Determination Date"), the Money Market Yield (as defined below) on such date of the rate for commercial paper having the Index Maturity specified on the first page hereof as published by the Board of Governors of the Federal Reserve System in "Statistical Release H.15(519), Selected Interest Rates" or any successor publication ("H.15 (519)") under the heading "Commercial Paper--Nonfinancial" or, if unavailable, under such other heading representing commercial paper issued by non-financial entities whose bond rating is "AA", or the equivalent, from a nationally recognized statistical rating organization. In the event that such rate is not published by 3:00 P.M., New York City time, on the Calculation Date pertaining to such Commercial Paper Rate Interest Determination Date, then the Commercial Paper Rate shall be the Money Market Yield on such Commercial Paper Rate Interest Determination Date of the rate for commercial paper having the Index Maturity specified on the first page hereof as published by the Federal Reserve Bank of New York in its daily statistical release "Composite 3:30 P.M. Quotations for U.S. Governmental Securities" or any successor publication ("Composite Quotations") under the heading "Commercial Paper" (with an Index Maturity of one month or three months being deemed to be equivalent to an Index Maturity of thirty days or ninety days, respectively). If such rate is not published in either H.15 (519) or Composite Quotations by 3:00 P.M., New York City time, on such Calculation Date, then the Commercial Paper Rate will be calculated by the Calculation Agent and will be the Money Market Yield of the arithmetic mean of the offered rates, as of approximately 11:00 A.M., New York City time, on such Commercial Paper Rate Interest Determination Date, of three leading dealers of commercial paper in The City of New York (which may include one or more of the Agents or their affiliates) selected by the Calculation Agent (after consultation with the Company) for commercial paper having the specified Index Maturity placed for a nonfinancial issuer whose bond rating is "AA," or the equivalent, from a nationally recognized statistical rating organization; provided, however, that if the dealers selected as aforesaid by the Calculation Agent are not quoting as mentioned in this sentence, the Commercial Paper Rate determined as of such Commercial Paper Interest Determination Date will be the Commercial Paper Rate in effect on such Commercial Paper Rate Interest Determination Date.

                  "Money Market Yield" shall be a yield (expressed as a percentage) calculated in accordance with the following formula:

                                 D x 360
         Money Market Yield = [----------------] x 100
                                 360 - (DxM)

where "D" refers to the applicable per annum rate for commercial paper quoted on a bank discount basis and expressed as a decimal and "M" refers to the actual number of days in the interest period for which interest is being calculated.

Determination of Federal Funds Rate.
-----------------------------------

                  The "Federal Funds Rate" will be determined by the Calculation Agent in accordance with the following provisions:

                  "Federal Funds Rate" means, with respect to any Interest Determination Date relating to a Federal Funds Rate Note or a Floating Rate Note for which the interest rate is determined with reference to the Federal Funds Rate (a "Federal Funds Rate Interest Determination Date"), the rate on such date for United States dollar federal funds as published in H.15(519) under the heading "Federal Funds (Effective)" or, if not published by 3:00 P.M., New York City time, on the related Calculation Date, the rate on such Federal Funds Rate Interest Determination Date as published in Composite Quotations under the heading "Federal Funds/Effective Rate." If such rate is not published in either H.15(519) or Composite Quotations by 3:00 P.M., New York City time, on the related Calculation Date, then the Federal Funds Rate on such Federal Funds Rate Interest Determination Date will be calculated by the Calculation Agent and will be the arithmetic mean of the rates for the last transaction in overnight Untied States dollar federal funds arranged by three leading brokers of federal funds transactions in The City of New York (which may include the Agents or their affiliates) selected by the Calculation Agent prior to 9:00 A.M., New York City time, on such Federal Funds Rate Interest Determination Date; provided, however, that if the brokers so selected by the Calculation Agent are not quoting as mentioned in this sentence, the Federal Funds Rate determined as of such Federal Funds Rate Interest Determination Date will be the Federal Funds Rate in effect on such Federal Funds Rate Interest Determination Date.

Determination of LIBOR.
----------------------

                  "LIBOR" will be determined by the Calculation Agent in accordance with the following provisions:

                  (i) With respect to an Interest Determination Date relating to a LIBOR Note or any Floating Rate Note for which LIBOR is an applicable Base Rate (a "LIBOR Interest Determination Date"), either, as specified on the first page hereof: (a) the arithmetic mean of the offered rates for deposits in U.S. dollars for the period of the Index Maturity specified on the first page hereof, commencing on the second London Business Day immediately following such LIBOR Interest Determination Date, which appear on the Reuters Screen LIBO Page as of 11:00 A.M., London time, on the LIBOR Interest Determination Date, if at least two such offered rates appear on the Reuters Screen LIBO Page ("LIBOR Reuters"), or (b) the rate for deposits in U.S. dollars having the Index Maturity designated on the first page hereof, commencing on the second London Business Day immediately following that LIBOR Interest Determination Date, that appears on the Telerate Page 3750 as of 11:00 A.M., London time, on that LIBOR Interest Determination Date ("LIBOR Telerate"). Unless otherwise indicated on the first page hereof, "Reuters Screen LIBO Page" means the display designated as Page "LIBO" on the Reuters Monitor Money Rate Service (or such other page as may replace the LIBO page on that service for the purpose of displaying London interbank offered rates of major banks). "Telerate Page 3750" means the display designated as page "3750" on the Telerate Service (or such other page as may replace the 3750 page on that service or such other service or services as may be nominated by the British Bankers' Association for the purpose of displaying London interbank offered rates for U.S. dollar deposits). If neither LIBOR Reuters nor LIBOR Telerate is specified on the first page hereof, LIBOR will be determined as if LIBOR Telerate had been specified. If fewer than two offered rates appear on the Reuters Screen LIBO Page, or if no rate appears on the Telerate Page 3750, as applicable, LIBOR in respect of that LIBOR Interest

Determination Date will be determined as if the parties had specified the rate described in (ii) below.

                  (ii) With respect to a LIBOR Interest Determination Date on which fewer than two offered rates appear on the Reuters Screen LIBO Page, as described in (i)(a) above, or on which no rate appears on the Telerate Page 3750, as specified in (i)(b) above, as applicable, LIBOR will be determined on the basis of the rates at which deposits in U.S. dollars having the Index Maturity designated on the first page hereof are offered at approximately 11:00 A.M., London time, on such LIBOR Interest Determination Date by four major banks ("Reference Banks") in the London interbank market selected by the Calculation Agent (after consultation with the Company) to prime banks in the London interbank market commencing on the second London Business Day immediately following such LIBOR Interest Determination Date and in a principal amount of not less than U.S. $1,000,000 that is representative for a single transaction in such market at such time. The Calculation Agent will request the principal London office of each of the Reference Banks to provide a quotation of its rate. If at least two such quotations are provided, LIBOR for such LIBOR Interest Determination Date will be the arithmetic mean of such quotations. If fewer than two quotations are provided, LIBOR for such LIBOR Interest Determination Date will be the arithmetic mean of the rates quoted at approximately 11:00 a.m., New York City time, on such LIBOR Interest Determination Date by three major banks (which may include the Agents or their affiliates) in The City of New York selected by the Calculation Agent (after consultation with the Company) for loans in U.S. dollars to leading European banks having the specified Index Maturity designated on the first page hereof commencing on the second London Business Day immediately following such LIBOR Interest Determination Date and in a principal amount equal to an amount of not less than U.S. $1,000,000 that is representative for a single transaction in such market at such time; provided, however, that if the banks selected as aforesaid by the Calculation Agent are not quoting as mentioned in this sentence, LIBOR determined as of such LIBOR Determination Date will be LIBOR then in effect on such LIBOR Interest Determination Date.

Determination of Prime Rate.
---------------------------

                  The "Prime Rate" will be determined by the Calculation Agent in accordance with the following provisions:

                  "Prime Rate" means, with respect to any Interest Determination Date relating to a Prime Rate Note or a Floating Rate Note for which the interest rate is determined with reference to the Prime Rate (a "Prime Rate Interest Determination

Date"), the rate on such date as such rate is published in H.15(519) under the heading "Bank Prime Loan." If such rate is not published prior to 3:00 P.M., New York City time, on the related Calculation Date, then the Prime Rate shall be the arithmetic mean of the rates of interest publicly announced by each bank that appears on the Reuters Screen USPRIME1 Page (as hereinafter defined) as such bank's prime rate or base lending rate as in effect for such Prime Rate Interest Determination Date. If fewer than four such rates appear on the Reuters Screen USPRIME1 Page for such Prime Rate Interest Determination Date, then the Prime Rate shall be the arithmetic mean of the prime rates or base lending rates quoted on the basis of the actual number of days in the year divided by a 360-day year as of the close of business on such Prime Rate Interest Determination Date by four major money center banks (which may include affiliates of the Agents) in The City of New York selected by the Calculation Agent. If fewer than four such quotations are so provided, then the Prime Rate shall be the arithmetic mean of four prime rates quoted on the basis of the actual number of days in the year divided by a 360-day year as of the close of business on such Prime Rate Interest Determination Date as furnished in The City of New York by the major money center banks, if any, that have provided such quotations and by a reasonable number of substitute banks or trust companies (which may include affiliates of the Agents) to obtain four such prime rate quotations, provided such substitute banks or trust companies are organized and doing business under the laws of the United States, or any State thereof, each having total equity capital of at least $500 million and being subject to supervision or examination by Federal or State authority.

         "Reuters Screen USPRIME1 Page" means the display on the Reuter Monitor Money Rates Service (or any successor service) on the "USPRIME1" page (or such other page as may replace the USPRIME1 page on such service) for the purpose of displaying prime rates or base lending rates of major United States banks.


Determination of Treasury Rate.
------------------------------

                  The "Treasury Rate" will be determined by the Calculation Agent in accordance with the following provisions:

                  "Treasury Rate" means, with respect to any Interest Determination Date relating to a Treasury Rate Note or any Note for which the interest rate is determined by reference to the Treasury Rate (a "Treasury Rate Interest Determination Date"), the rate applicable to the most recent auction of direct obligations of the United States ("Treasury Bills") having the Index Maturity specified on the first page hereof, as such rate is published in H.15(519) under the heading "Treasury Bills -- auction average (investment)" or, if not published by 3:00 P.M., New York City time, on the Calculation Date pertaining to such Treasury Rate Interest Determination Date, the auction average rate (expressed as a bond equivalent on the basis of a year of 365 or 366 days, as applicable, and applied on a daily basis) as otherwise announced by the United States Department of the Treasury. In the event that the results of the auction of Treasury Bills having the specified Index Maturity are not reported as provided by 3:00 P.M., New York City time, on such Calculation Date, or if no such auction is held in a particular week, then the Treasury Rate shall be calculated by the Calculation Agent and shall be a yield to maturity (expressed as a bond equivalent on the basis of a year of 365 days or 366 days, as applicable, and applied on a daily basis) of the arithmetic mean of the secondary market bid rates, as of approximately 3:30 P.M., New York City time on such Treasury Rate Interest Determination Date, of three leading primary United States government securities dealers (which may include one or more of the Agents or their affiliates) selected by the Calculation Agent (after consultation with the Company), for the issue of Treasury Bills with a remaining maturity closest to the specified Index Maturity; provided, however, that if the dealers selected as aforesaid by the Calculation Agent are not quoting as mentioned in this sentence, the Treasury Rate determined as of such Treasury Rate Interest Determination Date will be the Treasury Rate in effect on such Treasury Rate Interest Determination Date.

                  If an Event of Default with respect to the Notes shall occur and be continuing, the principal of all of the Notes may be declared due and payable in the manner and with the effect provided in the Indenture.

                  The Notes are subject to satisfaction, discharge and defeasance as provided in Section 403 of the Indenture.

                  The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Securities of each series to be affected under the Indenture at any time by the Company and the Trustee with the consent of the Holders of a majority in principal amount of the Securities at the time Outstanding or, in the case less than all of the several series of Securities are affected, the holders of a majority in aggregate principal amount of the Securities at the time Outstanding of each series to be affected. The Indenture also contains provisions permitting the Holders of specified percentages in aggregate principal amount of the Securities of each series at the time Outstanding, on behalf of the Holders of all Securities of such series, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Note shall be conclusive and binding upon such Holder and upon such future Holders of this Note and of any Note issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Note.

                  No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of, premium, if any, and interest on this Note at the times, place and rate, and in the coin or currency, herein prescribed.

                  As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Note is registrable in the Security Register, upon surrender of this Note for registration of transfer at the office or agency of the Company in Salt Lake City, Utah, or at such other place as the Company may designate from time to time, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Register duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Notes, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

                  The Notes are issuable in registered form without coupons in minimum denominations of $1,000 or any amount in excess thereof that is an integral multiple of $1,000. As provided in the Indenture and subject to certain limitations therein set forth, Notes are exchangeable for a like aggregate principal amount of Notes of different authorized denominations, as requested by the Holder surrendering the same.

                  No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

                  Prior to due presentment of this Note for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Note is registered as the owner hereof for all purposes, whether or not this Note be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

                  All terms used in this Note which are defined in the Indenture shall have the meaning assigned to them in the Indenture.

                  THE INDENTURE AND THE NOTES, INCLUDING THIS NOTE, SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED IN SUCH STATE.

                  Unless the certificate of authentication hereon has been executed by Wells Fargo Bank Northwest, National Association (f/k/a First Security Bank, N.A.), the Trustee under the Indenture, or its successor thereunder, by the manual signature of one of its authorized officers, this Note shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

                  IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed, manually or in facsimile, and a facsimile of its corporate seal to be imprinted hereon.

                                            QUESTAR PIPELINE COMPANY


                                            By:___________________________
                                               Name:
                                               Title:

ATTEST:



By:______________________
   Name:
   Title:



[SEAL]



Date:



TRUSTEE'S CERTIFICATE OF AUTHENTICATION:
This is one of the Securities of the
series designated herein, referred to in the within-mentioned Indenture.

Wells Fargo Bank Northwest, National Association (f/k/a First Security Bank, N.A.), as Trustee


By:__________________________________
            Authorized Signatory

                          ------------------------

                  The following abbreviations when used in the inscription on this Note, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM - as tenants in common  UNIF GIFT MIN ACT - ______ Custodian_________
TEN ENT - as tenants by the                          (Cust)           (Minor)
               entireties                         Under Uniform Gifts to Minor
 JT TEN - as joint tenants with                   Act_________________________
               right of survivorship                         (State)
               and not as tenants
               in common

   Additional abbreviations may also be used though not in the above list.

                          ------------------------

         FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto

PLEASE INSERT SOCIAL SECURITY OR OTHER
  IDENTIFYING NUMBER OF ASSIGNEE

------------------------------------

------------------------------------

-------------------------------------------------------------------------------
(Please print or typewrite name and address including postal zip code of assignee)

-------------------------------------------------------------------------------
the within Note of Questar Pipeline Company and does hereby irrevocably constitute and appoint

___________________________________________________________________Attorney
to transfer said Note on the books of said Company, with full power of substitution in the premises.

Dated:
      --------------------------------------         --------------------------

         NOTICE: The signature of the Holder to this assignment must correspond with the name as it appears upon the face of the within Note in every particular, without alteration or enlargement or any change whatsoever, and be guaranteed by an acceptable bank or broker.

                         OPTION TO ELECT REPAYMENT

               The undersigned hereby irrevocably requests and instructs the Company to repay the within Note (or portion hereof specified below) pursuant to its terms at a price equal to 100% of the principal amount hereof, together with interest thereon payable to the Optional Repayment Date, to the undersigned at _________________

-------------------------------------------------------------------------------
      (Please Print or Typewrite Name and Address of the Undersigned)

               For this Note to be repaid, the trustee must receive this "Option to Elect Repayment" form, duly completed, together with this Note not more than 60 nor less than 30 days prior to an Optional Repayment Date shown on the face of this Note at its Corporate Trust Office, or at such other place or places designated by the Company and notified by it to the Holder of this Note.

               If less than the entire principal amount of the within Note is to be repaid, specify the portion thereof which the Holder elects to have repaid ________________ ______________________________; and specify the denomination or denominations (which shall be authorized denominations) of the Notes to be issued to the Holder for the portion of the within Note not being repaid (in the absence of any specification, one such Note will be issued for the portion not being repaid) _______________.

Date:___________________


                                    ------------------------------
                                    Note: The signature on this Option to
                                    Elect Repayment must correspond with
                                    the name as written in this Note in
                                    every particular without alteration or
                                    enlargement or any change whatsoever.